Execution Copy

                                FOURTH AMENDMENT


         FOURTH AMENDMENT dated as of September 5, 2007 (this "Amendment"), among INTEGRA LIFESCIENCES HOLDINGS CORPORATION, a Delaware corporation (the "Borrower"), the lenders party to the Credit Agreement (as defined below) (collectively, the "Lenders"), BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer (the "Administrative Agent"), CITIBANK, N.A., successor by merger to Citibank, FSB, as Syndication Agent (the "Syndication Agent"), and JPMORGAN CHASE BANK, N.A., DEUTSCHE BANK TRUST COMPANY AMERICAS and ROYAL BANK OF CANADA, as Co-Documentation Agents (the "Co-Documentation Agents").

         PRELIMINARY STATEMENTS:

         (1) The Borrower, the Existing Lenders, the Administrative Agent, the Co-Syndication Agents and the Co-Documentation Agents have entered into a Credit Agreement, dated as of December 22, 2005 (the "Original Agreement"), as amended by that certain First Amendment, dated as of February 15, 2006 (the "First Amendment"), that certain Second Amendment, dated as of February 23, 2007 (the "Second Amendment"), and that certain Third Amendment dated as of June 4, 2007 (the "Third Amendment"). The Original Agreement, as amended by the First Amendment, the Second Amendment and the Third Amendment, is referred to in this Amendment as the "Credit Agreement", and the Credit Agreement, as amended by, and together with this Amendment, and as may be further amended, supplemented or otherwise modified from time to time, is referred to herein as the "Amended Agreement". Capitalized terms used but not defined in this Amendment shall have the meanings assigned to them in the Credit Agreement.

         (2) The Borrower has requested the Lenders amend the Credit Agreement as set forth below.

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

         SECTION 1.01. Amendments to Section 1.01.

                 (a)    The definition of  "Consolidated  EBITDA" set forth in
         Section 1.01 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

                  ""Consolidated EBITDA" means, for any period, for any Person and its Subsidiaries determined on a consolidated basis, an amount equal to Consolidated Net Income for such period, plus
                  (a) the following to the extent deducted in calculating such

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                  Consolidated Net Income: (i) Consolidated Interest Charges for
                  such period; (ii) the provision for federal, state, local and foreign income taxes payable for such period; (iii) depreciation and amortization expense; (iv) other expenses and all equity compensation charges reducing Consolidated Net Income which do not represent a cash item in such period or any future period; and (v) in the event IsoTis Acquisition is consummated, restructuring charges and transaction expenses that are actually incurred by the Borrower during the applicable period as a result of the IsoTis Acquisition up to but not exceeding an aggregate amount of $5,000,000.00; provided, that, no such restructuring charges or transaction expenses may be added back to the extent incurred after June 30, 2008; plus (b) in the event the IsoTis Acquisition is consummated, then for the stated period, anticipated cost savings resulting from the integration of the operations of the Borrower and its Subsidiaries with IsoTis, Inc. not to exceed (i) $14,680,000.00 for the trailing four-fiscal quarter period ending as of the last day of the fiscal quarter in which the consummation of the IsoTis Acquisition occurred,
                  (ii) $13,700,000.00 for the trailing four-fiscal quarter period ending as of the last day of the first fiscal quarter following the quarter in which consummation of the IsoTis Acquisition occurred, (iii) $9,260,000.00 for the trailing four-fiscal quarter period ending as of the last day of the second fiscal quarter following the quarter in which consummation of the IsoTis Acquisition occurred, and (v) $4,660,000.00 for the trailing four-fiscal quarter period ending as of the last day of the third fiscal quarter following the quarter in which the consummation of the IsoTis Acquisition occurred, and minus (c) the following to the extent included in calculating such Consolidated Net Income:
                  (i) Federal, state, local and foreign income tax credits of the Borrower and its Subsidiaries for such period and (ii) all non-cash items increasing Consolidated Net Income for such period. Consolidated EBITDA is subject to calculation on a Pro Forma Basis in accordance with the provisions in Section 1.03. For purposes of the Compliance Certificate which the Borrower will be required to deliver to the Administrative Agent in connection with the consummation of the IsoTis Acquisition, the Borrower may add to Consolidated Net Income the anticipated cost savings set forth in clause (b)(i) of this definition above."

                  (b) The following definitions are hereby added to Section 1.01 of the Credit Agreement in appropriate alphabetical order:

                  ""IsoTis Acquisition" means the acquisition by the Borrower, or one of its wholly owned Domestic Subsidiaries, of IsoTis, Inc., a Delaware Corporation, pursuant to an Agreement and Plan of Merger among the Borrower, ICEMergerCorp, Inc. and IsoTis, Inc. dated as of August 6, 2007.

         SECTION 1.02. Amendments to Section 7.17. Section 7.17(a) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

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                        "(a) Maximum Consolidated Total Leverage Ratio.
                  Permit the Consolidated Total Leverage Ratio of the Borrower and its Consolidated Subsidiaries at any time during the four consecutive fiscal quarter periods set forth below to be greater than the ratio set forth opposite such period:

                  Trailing Four Fiscal                Maximum Consolidated Total
                     Quarters Ending                      Leverage Ratio
                     ---------------                      --------------

                 September 30, 2007 through                 4.5 to 1.00
                 June 30, 2008

                 September 30, 2008 and
                 continuing thereafter                      4.0 to 1.00"



         SECTION 1.03. Representations and Warranties. The Borrower hereby represents and warrants to the Administrative Agent and the Lenders, as follows:

                  (a) The representations and warranties set forth in Article V of the Credit Agreement and in each other Loan Document are true and correct in all material respects on and as of the date hereof and on and as of the Fourth Amendment Effective Date (as defined below) with the same effect as though made on and as of the date hereof or the Fourth Amendment Effective Date, as the case may be, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects on and as of such earlier date), except that for purposes of this Amendment, the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and (b), respectively, of Section 6.01 of the Credit Agreement.

                  (b) On the date hereof and on the Fourth Amendment Effective Date, no Default or Event of Default has occurred and is continuing.

                  (c) The execution, delivery and performance of this Amendment by the Borrower have been duly authorized by all requisite corporate or other organizational action.

                  (d) This Amendment constitutes the legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms.

                  (e) The execution, delivery and performance of this Amendment by the Borrower do not and will not (i) contravene the terms of any of the Borrower's Organization Documents; (ii) conflict with or result in any breach or contravention of, or (except for the Liens created under

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         the Loan Documents) the creation of any Lien under, or require any payment to be made under (A) any Contractual Obligation to which the Borrower or the Borrower's Affiliate is a party or affecting the Borrower or the properties of the Borrower or any of its subsidiaries or (B) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which the Borrower or its property is subject; or (iii) violate any Law.

         SECTION 1.04. Effectiveness. This Amendment shall become effective only upon satisfaction of the following conditions precedent (the first date upon which each such condition has been satisfied being herein called the "Fourth Amendment Effective Date"):

                  (a) The Administrative Agent shall have received duly executed counterparts of (i) this Amendment which, when taken together, bear the authorized signatures of the Borrower and the Required Lenders and (ii) the Reaffirmation of Guaranty which, when taken together, bear the authorized signatures of each Subsidiary Guarantor and the Administrative Agent.

                  (b) The representations and warranties set forth in Section
         1.03 hereof shall be true and correct on and as of the Fourth Amendment Effective Date.

                  (c) The Administrative Agent shall have received all fees and expenses required to be paid by the Borrower pursuant to Section 1.06 of this Amendment.

                  (d) The Lenders shall have received such other documents, legal opinions, instruments and certificates as they shall reasonably request and such other documents, legal opinions, instruments and certificates shall be satisfactory in form and substance to the Lenders and their counsel. All corporate and other proceedings taken or to be taken in connection with this Amendment and all documents incidental thereto, whether or not referred to herein, shall be satisfactory in form and substance to the Lenders and their counsel.

        SECTION 1.05. APPLICABLE LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF.

        SECTION 1.06. Fees and Expenses. The Borrower shall pay (i) to the Administrative Agent, for the account of each Lender that executes and delivers this Amendment on or before 5:00 pm Charlotte, North Carolina time on September 5, 2007 (each, an "Approving Lender"), an amount equal to .05% of such Approving Lender's Commitment as in effect as of such date and time and (ii) all reasonable out-of-pocket expenses incurred by the Administrative Agent in connection with the preparation, negotiation, execution, delivery and enforcement of this Amendment, including, but not limited to, the reasonable fees and disbursements of counsel.

        SECTION 1.07. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one agreement. Delivery by facsimile by

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any of the parities hereto of an executed counterpart of this Amendment shall be as effective as an original executed counterpart hereof and shall be deemed a representation that an original executed counterpart hereof will be delivered, but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability or binding effect of this Amendment.

        SECTION 1.08. Credit Agreement. Except as expressly set forth herein, the amendments provided herein shall not by implication or otherwise limit, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders or the Administrative Agent under the Credit Agreement or any other Loan Document, nor shall they constitute a waiver of any Default or Event of Default, nor shall they alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document. Each of the amendments provided herein shall apply and be effective only with respect to the provisions of the Credit Agreement specifically referred to by such amendment. Except as expressly amended herein, the Credit Agreement shall continue in full force and effect in accordance with the provisions thereof. As used in the Credit Agreement, the terms "Agreement", "herein", "hereinafter", "hereunder", "hereto" and words of similar import shall include, from and after the Fourth Amendment Effective Date, the Amended Agreement.

                  [Remainder of page intentionally left blank]

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



         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers, all as of the date first above written.


                                      Borrower:


                                      INTEGRA LIFESCIENCES HOLDINGS CORPORATION, a Delaware corporation


                                      By:
                                      -----------------------------------------
                                      Name:
                                      Title:



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



         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers, all as of the date first above written.



                                        BANK OF AMERICA, N.A., as Administrative
                                        Agent


                                        By:
                                           ------------------------------------
                                        Name:
                                        Title:


                                        BANK OF AMERICA, N.A., as Swing Line
                                        Lender, L/C Issuer and as a Lender


                                        By:
                                           ------------------------------------
                                        Name:
                                        Title:

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



         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers, all as of the date first above written.



                                        CITIBANK, N.A., successor by merger to
                                        Citibank, FSB, as Syndication Agent and
                                        as a Lender


                                        By:
                                           ------------------------------------
                                        Name:
                                        Title:


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



         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers, all as of the date first above written.



                                        THE ROYAL BANK OF CANADA, as
                                        Co-Documentation Agent and as a Lender


                                        By:
                                           -----------------------------------
                                        Name:
                                        Title:

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



         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers, all as of the date first above written.



                                        JPMORGAN CHASE BANK, N.A., as
                                        Co-Documentation Agent and as a Lender


                                        By:
                                           ------------------------------------
                                        Name:
                                        Title:

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers, all as of the date first above written.



                                        DEUTSCHE BANK TRUST COMPANY AMERICAS, as
                                        Co-Documentation Agent and as a Lender


                                        By:
                                           ------------------------------------
                                        Name:
                                        Title:





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



         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers, all as of the date first above written.



                                         WACHOVIA BANK, NATIONAL ASSOCIATION, as
                                         a Lender


                                         By:
                                            -----------------------------------
                                         Name:
                                         Title:


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



         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers, all as of the date first above written.



                                         CITIZENS BANK PA, as a Lender


                                         By:
                                            ------------------------------------
                                         Name:
                                         Title:

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



         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers, all as of the date first above written.



                                          HSBC BANK USA, NATIONAL ASSOCIATION,
                                          as a Lender


                                          By:
                                             ----------------------------------
                                          Name:
                                          Title:


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



         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers, all as of the date first above written.



                                          COMMERCE BANK, N.A., as a Lender


                                          By:
                                             -----------------------------------
                                          Name:
                                          Title:

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



         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers, all as of the date first above written.



                                           PEOPLE'S UNITED BANK, as a Lender


                                           By:
                                              ---------------------------------
                                           Name:
                                           Title:

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



         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers, all as of the date first above written.



                                           BROWN BROTHERS HARRIMAN & CO, as a
                                           Lender


                                           By:
                                              ---------------------------------
                                           Name:
                                           Title:


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



         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers, all as of the date first above written.



                                          PNC BANK NATIONAL ASSOCIATION, as a
                                          Lender


                                          By:
                                             ----------------------------------
                                          Name:
                                          Title:


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



         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers, all as of the date first above written.



                                           MORGAN STANLEY BANK, as a Lender


                                           By:
                                              ---------------------------------
                                           Name:
                                           Title:


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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers, all as of the date first above written.



                                           CIBC INC., as a Lender


                                           By:
                                              ---------------------------------
                                           Name:
                                           Title:



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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers, all as of the date first above written.



                                            GOLDMAN SACHS CREDIT PARTNERS L.P.,
                                            as a Lender


                                            By:
                                               ------------------------------
                                                 Name:
                                                 Title:

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